As filed with the Securities and Exchange Commission on June 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	81-1567056
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2401 4th Avenue, Suite 1050

Seattle, Washington, 98121

(206) 838-0500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marvin L. White

President and Chief Executive Officer

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, Washington, 98121

(206) 838-0500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sean M. Donahue Paul Hastings LLP 2050 M Street, NW Washington, DC 20036 (202) 551-1704	SoYoung Kwon Senior Vice President and General Counsel Aptevo Therapeutics Inc. 2401 4th Avenue, Suite 1050 Seattle, Washington, 98121 (206) 838-0500	Charles E. Phillips Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-288061)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This 462(b) Registration Statement relates to the reasonable best efforts public offering of securities (the “Offering”) contemplated by the Registration Statement on Form S-1 (File No. 333-288061), which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on June 16, 2025, and which was declared effective by the SEC on June 18, 2025 (the “Prior Registration Statement”).

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price by $67,500, which includes $11,250 worth of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and/or prefunded warrants to purchase $11,250 worth of shares of Common Stock to be issued to the investors and common warrants to purchase up to $56,250 worth of Common Stock.

The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
5.1	Opinion of Paul Hastings LLP.
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107	Filing Fee Table.

*	Previously filed on the signature page to the Prior Registration Statement and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on June 18, 2025.

Aptevo Therapeutics Inc.

Date: June 18, 2025	By:	/s/ Marvin L. White
Marvin L. White
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on the 18th day of June, 2025.

Signatures	Title

/s/ Marvin L. White	President, Chief Executive Officer and Director
Marvin L. White	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer
Daphne Taylor	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors
John E. Niederhuber, M.D.

*	Director
Daniel J. Abdun-Nabi

*	Director
Grady Grant, III

*	Director
Zsolt Harsanyi, Ph. D.

*	Director
Barbara Lopez Kunz

* /s/ Marvin L. White Attorney-in-Fact